UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2010

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As previously disclosed in our 8K dated November 4, 2009, on October 31, 2009, Ecotality Inc. signed a Securities Purchase Agreement and a Registration Rights Agreement with certain accredited investors (the “Investors”) pursuant to which the Investors agreed to purchase shares of the Common Stock at a pre-Reverse Split purchase price of $0.12 per share.  On January 7, 2010 we received the remaining $5,000,000 investment in this offering that remained outstanding after the closing on November 20, 2009.  The Company received an aggregate of $20,500,000 from investors in the offering.

The chart below outlines the investment dollars, and the shares and warrants issued pursuant to the October 31, 2009 Stock Purchase Agreement (details around the exemption of the shares from registration and the terms of exercise of the warrants remain as previously disclosed in our 8K dated November 4, 2009):

The funds from the private placement will be utilized as working capital to support the initial requirements of the contract signed with the Department of Energy on September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 13, 2010
Jonathan R. Read

/s/ Barry S. Baer	Chief Financial Officer	January 13, 2010
Barry S. Baer